UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  December 6, 2016
(Date of earliest event reported:  December 6, 2016)
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HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
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Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Haverty Furniture Companies, Inc. ("Havertys") (NYSE: HVT and HVT.A), issued a press release on December 6, 2016 providing information on the company's delivered sales and written business for the 2016 fourth quarter through the date of this release.  A copy of the release is attached hereto as Exhibit 99.1.
On December 7, 2016 Havertys will make presentations at group sessions and one-on-one meetings with analysts and investors covering current operations and expectations for 2017.  A copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated by reference into Item 7.01 of this Current Report on Form 8-K, and will be made available on Tuesday, December 7, 2016 beginning at 9 a.m. EST at https://www.havertys.com under Investor Relations.
This information in Item 7.01 of this Current Report on Form 8-K, including the exhibits relating hereto, is furnished pursuant to Item 7.01 and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Registrant that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant.

 Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished with this Current Report on Form 8-K:
99.1      Press Release dated December 6, 2016.

99.2      The presentation slides dated December 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
December 6, 2016	By:
Jenny Hill Parker Senior Vice President, Secretary and Treasurer